Power of Attorney

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of John V. O'Hanlon and Joseph R. Fleming its true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements on Form N-1A applicable to The Weiss Fund and any notices, amendments or supplements related thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed to these presents as of the 23th day of April, 2004.

                                     THE WEISS FUND


                                     /s/ John Leavitt
                                     -------------------------------------------
                                     BY:  John Leavitt, Treasurer and Secretary